UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 5, 2007

(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

As of December 7, 2007, registrant issued 1,088,000 shares of common stock to Sun Pharma Global Inc. (“Sun Global”) as a result of the conversion by Sun Global of 1,088,000 shares of Series B Preferred Stock. 544,000 shares of Series B Preferred Stock were originally issued to Sun Global on each of November 24, 2004 and December 6, 2004 in connection with the transfer of one product on each of such dates pursuant to registrant’s products agreement with Sun Global dated November 21, 2002 (the “Products Agreement”).

On December 5, 2007, registrant issued Sun Global 544,000 shares of Series B Preferred Stock in exchange for the transfer of one product pursuant to registrant’s Products Agreement.

The Series B Preferred Stock may be converted into common stock on a one-for one basis after three years from the date of issuance or following a person (other than Sun Pharmaceutical Industries Limited and its affiliates) acquiring control of registrant.

The Series B Preferred Stock and the underlying common stock were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: December 7, 2007	By: /s/ Daniel H. Movens
Daniel H. Movens
Chief Executive Officer